UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 14, 2019

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2019, OrangeHook, Inc., a Florida corporation (the "Company"), entered into a Commercial Promissory Note effective January 1, 2019, (the "Note") in the principal amount of $450,000.00 with E. Martin Jehn, an individual, Jeffrey A. Levy, an individual, and the Jeffrey A. Levy Trust DTD 11/29/16, a trust, (collectively, the "Lenders"). The Note consolidates and renews previous outstanding notes issued to the Lenders and matures on July 1, 2019. The Note provides for an annual interest rate of thirteen percent (13%), based on a 365-day year, and, in the event of default, fifteen percent (15%), based on a 365-day year. The Note is supported by four personal guarantees, including those of Company board members James L. Mandel ("Mandel") and Jeffrey J. Hattara ("Hattara"), President and CEO and Chief Strategy Officer, respectively, and board member Whitney E. Peyton ("Peyton"). The fourth guarantee is from a third-party individual. The Note is also supported by a lien interest in the third-party individual's residence. The Note provides that in the event of default, collection efforts under the Note shall be pursued first from Mandel, Hattara and the third party's personal guarantees, then the lien interest in the third-party's personal residence and then Peyton's personal guaranty

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   January 18, 2019
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer